UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2019

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1851 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 1, 2019, Exelixis, Inc. (“Exelixis”) and Ascentris 105, LLC (“Landlord”) entered into an amendment (the “Lease Amendment”) to the existing Lease Agreement between the parties dated May 2, 2017, as amended (the “Lease”), relating to Exelixis’ corporate headquarters (the “Exelixis Premises”). The Lease Amendment provides, among other things, for the (i) expansion of the Exelixis Premises by 37,544 square feet of office facilities located at 1601 Harbor Bay Parkway, Alameda, California (the “1601 Expansion Space”) and (ii) surrender of 2,703 square feet of office facilities located at 1751 Harbor Bay Parkway, Alameda, California (the “1751 Space”). Exelixis expects to surrender the 1751 Space on April 15, 2019, and the term for the 1601 Expansion Space will begin ninety days after the Landlord’s delivery of the entire 1601 Expansion Space (the “1601 Expansion Space Commencement Date”). The term for the 1601 Expansion Space is expected to commence on December 1, 2019, and will run coterminous with the term of the Lease for the existing space, which ends on January 31, 2028. Exelixis has been provided an allowance of $1.7 million for tenant improvements to the 1601 Expansion Space.
Following April 15, 2019, the monthly base rent for the Exelixis Premises other than the 1601 Expansion Space will be $224,505 through January 31, 2020, increasing throughout the remainder of the term to $283,933 at the end of the term, and following the 1601 Expansion Space Commencement Date, the monthly base rent for the 1601 Expansion Space will be $71,334 through November 30, 2020, increasing throughout the remainder of the term to $90,481 at the end of the term. The aggregate contractual base rent for the entire 169,606 square feet of the Exelixis Premises from April 15, 2019 through the remainder of the Lease term will be approximately $34.6 million. In addition, Exelixis will pay the Landlord specified percentages of certain operating expenses and taxes related to the Exelixis Premises incurred by the Landlord.
The foregoing summary of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, a copy of which is attached hereto as Exhibit 10.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Third Amendment to Lease Agreement, dated April 1, 2019, between Exelixis, Inc. and Ascentris 105, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

April 5, 2019	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel